EXHIBIT 10.41

                    HEART TO HEART HEALTH CARE SERVICES, INC.
                                7 Glenwood Avenue
                              East Orange, NJ 07017

                                                       August 6, 1998

New York Health Care, Inc.
1850 McDonald Avenue
Brooklyn, NY  11223

            Re: Conversion of $600,000 of Debt into Equity

Gentlemen:

      This letter will serve to confirm the mutual agreement between Heart to Heart Health Care Services, Inc. ("Heart to Heart") and New York Health Care, Inc. ("NYHC"), that as a result of recent discussions between Heart to Heart and New York Health Care, Heart to Heart will convert an aggregate principal amount of $600,000 of its March 29, 1998 promissory note made by NYHC to the order of Heart to Heart in the face amount of $1,150,000 bearing interest at the current rate of 9% per annum payable quarterly into 480,000 shares of the Class A Convertible Preferred Stock of NYHC.

      Please confirm your agreement to the foregoing by signing acknowledgment below.

      Thank you for your kind attention.

                                               Very truly yours,

                                               HEART TO HEART HEALTH
                                               CARE SERVICES, INC.

                                               By: /s/Jacob Rosenberg
                                                  ---------------------------
                                                      Authorized Officer

ACCEPTED AND AGREED:

NEW YORK HEALTH CARE, INC.

By: /s/Jerry Braun
   ------------------------------
       Jerry Braun, President